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                                                                    Exhibit 10.1

                      EMPLOYMENT AND NON-COMPETE AGREEMENT

         THIS AGREEMENT is made and entered into as of the 26th day of April 2004, by and between Metal Management, Inc., a Delaware corporation ("COMPANY"), and Joseph P. Reinmann ("EMPLOYEE").

                                    RECITALS

A. Company desires to enter into this Agreement with Employee and Employee desires to enter into an employment agreement with Company, subject to and upon the terms and conditions set forth below.

B. During Employee's employment by Company, Employee will receive and have access to proprietary and confidential information, which is a highly valuable and unique asset of Company's business, and the disclosure by Employee of any proprietary and/or confidential information of Company contrary to this Agreement would cause permanent, incalculable and irreparable injury and damage to Company.

C. Employee will also receive specialized knowledge and/or training in Company's business, at considerable time and expense to Company, and through such training Employee will have the opportunity to gain close knowledge of and possible influence over customers of Company, and will in such capacity possess the goodwill of Company, and this Agreement is necessary to protect Company against unfair loss of said customers, employees and/or goodwill.

D. Company has made a significant investment in its workforce, including valuable training, and this Agreement is necessary to protect Company against unfair loss of its employees.

                                    AGREEMENT

         THEREFORE, in consideration of the premises and the mutual covenants and provisions hereinafter set forth, Company and Employee agree as follows:

1.       CERTAIN DEFINITIONS.

         1.1 DEFINITION OF COMPANY. "COMPANY" means Metal Management, Inc. and/or any of its successors and assigns and any of its present or future subsidiaries or organizations controlled by it, controlling it, or under common control with it.

         1.2 DEFINITION OF CONFIDENTIAL INFORMATION. "CONFIDENTIAL INFORMATION" includes, but is not limited to, information, data, media, records and documents concerning (a) Company's services, products, equipment, processes, systems, programs or methods of operation; (b) Company's financial affairs, its employees and/or the scope of their work; (c) Company's past, present or future clients, and/or the development, business needs or activities of Company's customers and/or suppliers and their dealings with Company; and (d) any other proprietary and/or confidential information of Company.

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2.       EMPLOYMENT AND TERM.

         2.1 NATURE OF EMPLOYMENT. Company hereby agrees to employ Employee and Employee hereby accepts such employment by Company, subject to and upon the terms and conditions hereinafter set forth.

         2.2 TERM OF EMPLOYMENT. This Agreement shall be effective commencing, and Employee shall commence employment with Company, on May 17, 2004 (the "COMMENCEMENT DATE"), and shall continue in effect until terminated in accordance with the terms hereunder.

         2.3 LOCATION OF EMPLOYMENT. Employee's duties under this Agreement shall be performed for Company principally in the Chicago, Illinois area, with periodic trips to other operations, customers and corporate meetings of Company, as may be requested by Company.

3.       DUTIES AND RESPONSIBILITIES OF EMPLOYEE .

         3.1 DUTIES AND RESPONSIBILITIES. Employee shall serve as Executive Vice President, Non-Ferrous of Company, reporting to the President of Company, and shall faithfully and diligently render such services and perform such related duties and responsibilities as are customarily performed by a person holding such position and as otherwise may from time to time be reasonably assigned to Employee by Company. Employee shall not be authorized to enter into any agreement or contract on behalf of Company, or to commit Company to any obligation, other than in the normal, usual and ordinary course of Company's business, without the prior approval of Company.

         3.2 EFFORTS OF EMPLOYEE. Employee shall devote and use Employee's best skills and efforts and all of Employee's working time to serve in and perform the duties of the position for which Employee is hired and any other duties as directed or assigned by Company. Notwithstanding the above, the Employee shall be permitted to (i) manage his personal, financial and legal affairs and (ii) serve on civic or charitable boards or committees. Subject to the terms and conditions set forth herein, Employee's position, job title, job duties and compensation may change depending on the business circumstances of Company, as determined by Company. This Agreement does not guarantee Employee continued employment for any specific period of time, or any specific position and/or title with Company.

4.       COMPENSATION.

         4.1 SALARY. During the term hereof, Company shall pay to Employee as an annual salary the amount of $235,000.00 ("SALARY"), subject to applicable withholdings. The Salary shall be payable through and in accordance with Company's normal payroll practices during each year. The Salary shall not be reduced but may be increased annually in the sole discretion of Company. Company would not have agreed to employ Employee but for Employee's agreeing to the terms and


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                  conditions of this Agreement. The consideration set forth in this Agreement, including in this Section 4 and in Section 5.6, is sufficient and valid consideration to support Employee's obligations set forth in this Agreement.

         4.2      BONUSES.

                  (A) SIGNING BONUS. Company shall, subject to applicable withholdings, pay Employee a signing bonus promptly after the Commencement Date equal to $50,000.00.

                  (B) ANNUAL BONUS. In addition to Salary, Employee shall be entitled to participate in the "RONA Plan", which is Company's current annual bonus program, and/or such other bonus programs in place from time to time as Company, in its sole discretion, deems appropriate; provided, however, that Employee shall receive a bonus payment for the fiscal year ending March 31, 2005 equal to the greater of (i) the bonus payment payable to Employee under the "RONA Plan", based on payments equal to 25% ("threshold"), 50% ("target") or 75% ("maximum") of Salary, as provided under such "RONA Plan" and (ii) an amount equal to $141,000.00.

         4.3 RELOCATION EXPENSES. Employee's normal and reasonable moving and transportation expenses from Cincinnati, Ohio to Chicago, Illinois shall be paid by Company. Reasonable moving expenses cover packing and unpacking and transportation of normal household articles, but shall not include shipping of automobiles, from Employee's residence in Cincinnati, Ohio to Chicago, Illinois. Additionally, Company shall reimburse reasonable closing costs and realtor commissions (but excluding points, loan discount fees and taxes) for the sale and purchase of Employee's primary residence. Employee will also receive a one-time tax gross-up of all closing and moving expenses reimbursed by Company that are taxed under federal or state tax laws.

         4.4 MEDICAL, LIFE AND DISABILITY INSURANCE. Employee shall be eligible to participate, on the same basis as other similarly situated executives of the Company, in the medical, life and disability insurance policies maintained by Company for the benefit of full-time, salaried employees of Company, upon the terms and conditions of such insurance policies.

         4.5 BENEFITS PLANS. Employee shall be eligible to participate, on the same basis as other similarly situated executives in the Company, in any retirement plan, 401k plan, profit-sharing plan, defined benefit plan and/or incentive stock option plan maintained by Company for the benefit of full-time, salaried employees of Company, upon the terms and conditions of such plans; provided, however, that this provision shall not guarantee or otherwise entitle Employee to receive any compensation, grants or other payments under any such plans, all of which shall be at the sole discretion of the Company.

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         4.6      VACATIONS. Employee shall be entitled to four weeks paid
                  vacation per year. Unused vacation shall expire at the end of each calendar year.

         4.7 REIMBURSEMENT OF EXPENSES. Employee shall be entitled to be reimbursed for all reasonable, documented, lawful expenses incurred by Employee in the performance of Employee's duties hereunder, within a reasonable time (and consistent with the Company's reimbursement policies) following the presentation by Employee of appropriate invoices to Company.

         4.8 CAR ALLOWANCE. Company will provide Employee with a monthly car allowance of $1,000.00 per month, subject to applicable withholdings.

         4.9 OPTIONS. Upon execution and delivery of this Agreement by Company and Employee, Employee shall be granted the following non-incentive stock options ("OPTIONS") to purchase shares of Company's common stock, par value $0.01 per share ("COMPANY STOCK"), pursuant to the terms of the Metal Management, Inc. 2002 Incentive Stock Plan (the "PLAN"): (i) 5,000 shares of Company Stock at an exercise price per share equal to 110% of the closing price of Company Stock on the Commencement Date;
                  (ii) 5,000 shares of Company Stock at an exercise price per share equal to 150% of the exercise price of the Options described in clause (i) of this Section 4.9; and (iii) 5,000 shares of Company Stock at an exercise price per share equal to 200% of the exercise price of the Options described in clause (i) of this Section 4.9. Employee's interest in one-fifth of each grant of Options set forth in clauses (i),
                  (ii) and (iii) of this Section 4.9 shall vest on March 31, 2005, provided Employee is still employed by Company on such date, Employee's interest in an additional one-fifth of each such Options set forth in clauses (i), (ii) and (iii) of this
                  Section 4.9 shall vest on each of the next four subsequent anniversaries of such date provided Employee is still employed by Company on such anniversary date. All the terms and conditions to such grants shall be set forth for Employee in certificates in accordance with the terms of the Plan.

5.       TERMINATION.

         5.1 CAUSE. Company may terminate Employee's employment at any time for Cause. For purposes of this Agreement, "CAUSE" shall include, but is not limited to, the following circumstances:

                  (A) Employee knowingly participates or engages in any act of fraud, embezzlement or theft (regardless of whether any such act results in a criminal prosecution or conviction but shall not include mere allegations of fraud, embezzlement or theft);

                  (B) Employee willfully damages the property of Company or acts in any material manner in conflict with the best interest's of Company;

                  (C) Employee is convicted of any misdemeanor involving an act of dishonesty or breach of trust or any felony;

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                  (D)      Employee has been insubordinate, refuses or fails to
                           perform the duties assigned to Employee or is grossly negligent in the performance of such duties; or

                  (E) Employee has materially breached any provision of this Agreement.

                  Any termination of Employee's employment by Company for Cause shall not limit or preclude any other right or remedy Company may have under this Agreement or otherwise. In the event of termination of Employee's employment by Company for Cause, Employee shall be entitled to receive Employee's accrued and unpaid Salary, accrued, unpaid and unexpired vacation, non-forfeitable restricted stock and unreimbursed business expenses through the date of termination, but shall not be entitled to any further salary, additional compensation or other payments, rights or benefits under or in connection with this Agreement after the termination date.

         5.2 DEATH OR PERMANENT DISABILITY. In the event of Employee's death or Permanent Disability occurring during the term of this Agreement, this Agreement shall be deemed terminated and Employee or Employee's estate, as the case may be, shall be entitled to receive Employee's accrued and unpaid Salary, accrued, unpaid and unexpired vacation, non-forfeitable restricted stock and unreimbursed business expenses through the date of termination, but shall not be entitled to any further salary, additional compensation or other payments, rights or benefits under or in connection with this Agreement after the termination date. A "PERMANENT DISABILITY" shall be deemed to have occurred after 120 days in the aggregate during any 12-month period or after 90 consecutive days during which Employee, by reason of a physical or mental injury, disability or illness (as determined by a reputable physician mutually acceptable to Company and Employee), shall have been unable to discharge fully Employee's duties under this Agreement. In the event Employee suffers a physical or mental injury, disability or illness that results in Employee being unable to discharge fully Employee's duties under this Agreement, but such injury, disability or illness is not of a duration sufficient to be considered a Permanent Disability hereunder, any obligation of Company to make payments to Employee pursuant to this Agreement shall be offset by the amount of any payments that Employee receives pursuant to any short-term disability plan of Company, including but not limited to any payments received under a disability insurance policy described in Section 4.4 above. Notwithstanding anything herein to the contrary, the Options, to the extent not previously vested, shall fully vest and become non-forfeitable in the event of Employee's death or Permanent Disability.

         5.3 GOOD REASON. Subject to the provisions of Section 5.6 below, Employee may terminate Employee's employment with Company at any time for Good Reason. For purposes of this Agreement, "GOOD REASON" shall mean (i) the willful and continued failure by Company to substantially perform its material obligations under this Agreement after a demand for substantial performance is delivered to Company by Employee that specifically identifies the manner in which Employee


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                  believes that Company has not substantially performed its
                  material obligations hereunder, and Company fails to resume substantial performance of its material obligations on a continuous basis within 14 days after receiving such demand; provided, that if it is not reasonably possible for Company to resume such substantial performance within such 14-day time period, then such time period shall be extended to that minimum period of time during which it is reasonably possible for Company to resume such substantial performance, not to exceed 90 days from such demand, (ii) the assignment to Employee of duties and responsibilities materially inconsistent with Employee's title, position and authority as contemplated in Section 3.1 herein (other than, and to the extent necessary. to avoid a breach of the Confidentiality Agreement (as defined below)) or (iii) the requirement that Employee relocate to a location more than 100 miles from Chicago, Illinois (other than in connection with a relocation of Company's headquarters).

         5.4      TERMINATION WITHOUT CAUSE. Subject to the provisions of
                  Section 5.6 below, Company may terminate Employee's employment at any time prior to this Agreement's then scheduled expiration date without Cause upon two weeks' notice.

         5.5 TERMINATION WITHOUT GOOD REASON. Employee may terminate Employee's employment at any time prior to this Agreement's then scheduled expiration date without Good Reason. In the event of such termination by Employee, Employee shall be entitled to receive Employee's accrued and unpaid Salary, accrued, unpaid and unexpired vacation, non-forfeitable restricted stock and unreimbursed business expenses through the date of termination, but shall not be entitled to any further salary, additional compensation or other payments, rights or benefits under or in connection with this Agreement after the termination date.

         5.6 SEVERANCE. In the event that Employee's employment is terminated by Company (other than for Cause) or is terminated by Employee for Good Reason, then all Options, to the extent not previously vested, shall fully vest and become non-forfeitable and Employee shall be entitled to applicable benefits as provided for in Sections 4.4, 4.5 and 4.6 through the date of termination and shall be entitled to severance by continuing payment of Employee's Salary (as in effect on the date of termination) through Company's existing payroll practices and applicable benefits provided in Section 4.4 herein for a period equal to the 12 months following such termination, but shall not be entitled to any further salary, additional compensation or other payments, rights or benefits under or in connection with this Agreement after the termination date. No severance shall be paid in the event that:

                  (A)      this Agreement is terminated by Company for Cause;

                  (B) this Agreement is terminated by the death or Permanent Disability of Employee; or

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                  (C)      this Agreement is terminated by Employee other than
                           for Good Reason.

6.       EMPLOYEE'S ASSURANCES.

         6.1 Except for that certain Confidentiality and Non-Competition Agreement, dated as of August 1, 2000 (the "CONFIDENTIALITY AGREEMENT"), between the David J. Joseph Company and Employee, Employee is not under any contractual agreement, including any with a former employer, that would conflict with or in any way prevent Employee from entering into this Agreement or from performing any and all of Employee's duties assigned by Company, including contacting any customers or prospective customers.

         6.2 Employee will not and the Company will not require Employee to utilize any proprietary or confidential materials or information of any former employer while performing Employee's duties for Company. Proprietary or confidential information does not include general skills or knowledge generally known or available to others.

7.       NON-DISCLOSURE/CONFIDENTIALITY.

         7.1 Employee will keep secret, confidential and inviolate and not disclose, either during or after Employee's employment by Company, any proprietary or confidential information or business secret of Company including, without limitation those relating to: (a) Company's current, past or future business plans; (b) the business, conduct, or operations of Company;
                  (c) any methods or ways of doing business used in the engineering, manufacturing, production and/or marketing of Company's products or services; (d) the existence or betterment of, or possible new uses or applications for, any such products or services; or (e) Company's customer lists, pricing formulas and purchasing information or policies.

         7.2 Upon leaving the employ of Company for any reason, the Employee shall promptly return to Company any and all manuals, notes, plans, computer files, and other media, customer lists or other records, price sheets, reports, proposals, technical information, and reproductions thereof, which relate in any way to Company's operations, business assets, employee files or records, or any of the foregoing items covered by this paragraph.

         7.3 Any and all confidential information which Employee will have access to, use or create during Employee's employment with Company is and shall at all times remain the sole and exclusive property of Company. Employee shall and hereby does assign to Company any right, title or interest Employee may have in such confidential information and to all confidential information, inventions, improvements, and developments, patentable or unpatentable ("ASSIGNMENTS"), which, during Employee's employment with Company, Employee has made or conceived or hereafter may make or conceive, either solely or jointly with others (a) with the use of Company's time, equipment, materials, supplies, facilities,


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                  trade secrets or Confidential Information, (b) resulting from or suggested by Employee's work for Company or (c) in any way relating to any subject matter within the existing or contemplated business of Company. All such inventions, improvements and developments shall automatically and immediately be deemed to be the property of Company as soon as made or conceived. This Assignment includes all rights to sue for all infringements, including those which may have occurred before this Assignment.

         7.4 If Employee is asked by Company, Employee will (at Company's expense) do all things and sign all documents reasonably requested by Company to eliminate any ambiguity as to the rights of Company in the Assignments, including but not limited to providing Employee's full cooperation to Company in the event of any litigation to protect, establish, or obtain such rights of Company.

         7.5 Employee agrees to disclose promptly to Company all inventions, improvements and developments relating to the Assignment when made or conceived. Upon termination of Employee's employment for any reason, Employee shall immediately give to Company all written, computerized or other records of such inventions, improvements, and developments relating to the Assignment, and make full disclosure thereof to Company, whether or not they have been reduced to writing.

         7.6 This Section 7 does not waive or transfer to the Company any of Employee's rights to any invention for which no equipment, supplies, facility, or trade secret or confidential information of Company was used and which was developed entirely on Employee's own time, unless the invention relates to the business of Company, or to Company's actual or demonstrably anticipated research or development, or the invention results from any work that Employee performed for Company during the term of Employee's employment relationship with Company.

8.       BUSINESS PRESERVATION.

         8.1 Each of the provisions of this Agreement are reasonable and necessary to preserve and protect the legitimate business interests of Company, including its customer relationships, confidential information and the training which will be given to Employee, its present and potential business activities, and the economic benefits derived therefrom; they will not prevent Employee from earning a livelihood in Employee's chosen business and are not an undue restraint on the trade of Employee, or any of the public interests which may be involved.

         8.2 The relationships between Company and its customers, the confidential and proprietary information to which Employee will have access, and the goodwill of Company and its customer relationships that the Employee will enjoy while employed by Company are significant and valuable to Company.

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         8.3      Because of Company's valuable interest in its customer
                  relationships, during Employee's employment and for a period of 24 months following Employee's termination of employment with Company for any reason, Employee will not directly or indirectly solicit scrap or usable iron, scrap or usable steel and/or any other ferrous and/or non-ferrous scrap or usable metal and/or scrap or usable metal alloy business, and/or directly or indirectly purchase, collect, deliver, distribute, haul, process, toll, supply, broker, shred, shear, torch, cold briquette, bundle, recycle and/or otherwise handle scrap or usable iron, scrap or usable steel and/or other ferrous and/or non-ferrous scrap or usable metal or scrap or usable metal alloy, from any person, company, partnership, corporation or other entity that does business with Company or any of its divisions, subsidiaries, parent, affiliates or successors, or any other person or entity that is, as of the time of the termination of Employee's employment or the immediate one-year period prior to such termination, a customer or supplier of Company with or about whom Employee has had any dealings, contact or knowledge through Employee's employment with Company.

         8.4 In order to protect Company's relationships with its employees, during Employee's employment and for a period of 24 months thereafter, Employee will not solicit, encourage or have contact with any of Company's employees for the purpose of encouraging them to end their employment with Company and/or to join Employee as a partner, agent, employee or otherwise in a business venture or other business relationship.

         8.5 During Employee's employment and for an 24 month period following employee's termination of employment with Company for any reason, Employee will not in any capacity related to Employee's duties while employed by Company and will not otherwise, directly or indirectly, engage in demolition or stevedoring services or provide services to or for any person or entity that collects processes, distributes or otherwise handles items Company collects, processes, distributes or otherwise handles (including as described in Section 8.3 above) or otherwise competes with Company in any way. This restriction is limited to the geographic area that is within a 150 mile radius of each facility of Company. Also, this restriction is specifically limited to protect Company's legitimate and protectible interests and this limited restriction will not prevent Employee from obtaining employment in other aspects of the scrap or usable iron, steel or ferrous or non-ferrous metal industry.

         8.6 In the event Employee breaches any portion of this Section 8, the 24-month period contained herein shall be extended by the period of time in which the Employee has breached this Section 8.

9. INJUNCTIVE RELIEF. A breach of any of the covenants herein contained would cause irreparable harm to Company's business and monetary damages would be difficult or impossible to ascertain and will not afford an adequate remedy. Therefore, in the event of any such breach, or threatened breach, in addition to such other remedies which may


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         be provided by law, Company shall have the right to specific performance of the covenants herein contained by way of temporary and/or permanent injunctive relief.

10.      MODIFICATION OR WAIVER.

         10.1 No modification of this Compete Agreement or waiver of any terms or conditions hereof shall be valid unless in writing and duly executed by the president of Company or by Employee if Employee is the party to be charged therewith, and no evidence of any waiver or modification shall be offered or received in evidence in any proceeding, arbitration or litigation between the parties hereto arising out of or affecting this Agreement or the rights or obligations of the parties hereunder, unless such waiver or modification is in writing, duly executed as aforesaid.

         10.2 The failure in any one or more instances of a party to insist on performance of any of the terms or conditions of this Agreement or to exercise any right or privilege in this Agreement conferred, or the waiver by either party of a breach of any of the terms or conditions of this Agreement shall not be construed as a subsequent waiver of any such term, condition, right or privilege.

11. ATTORNEYS' FEES AND COSTS. If any contest or dispute shall arise between Company and Employee regarding any provision of this Agreement,
         (i) Company shall reimburse Employee for all legal fees and expenses reasonably incurred by Employee in connection with such contest or dispute if the Employee prevails to a substantial extent with respect to Employee's claims brought and pursued in connection with such contest or dispute and (ii) Employee shall reimburse Company for all legal fees and expenses reasonably incurred by Company in connection with such contest or dispute if Company prevails to a substantial extent with respect to Company's claims brought and pursued in connection with such contest or dispute. Such reimbursement shall be made as soon as practicable following the resolution of such contest or dispute (whether or not appealed) to the extent the reimbursing party receives reasonable written evidence of such fees and expenses.

12. EMPLOYMENT. Nothing contained in this Agreement is intended to alter the fact that Employee's employment shall be at-will, and it is expressly understood that, subject to the terms and conditions of this Agreement, either Company or the Employee may terminate the employment relationship at any time for any reason.

13. SEVERABILITY. The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning. The parties believe the time restrictions herein to be reasonable to protect business activity. However, in the event that a court of competent jurisdiction deems any provision hereof to be unreasonable, void or unenforceable, such provision(s) shall be deemed severed from the remainder of the Agreement, which at the sole discretion of Company shall continue in all other respects to be valid and enforceable.

14. SURVIVAL. The parties expressly acknowledge and agree that the provisions set forth in Sections 6 through 20 of this Agreement that by their express or implied terms extend


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         beyond the expiration of this Agreement or the termination of
         Employee's employment under this Agreement shall continue in full force and effect, notwithstanding Employee's termination of employment under this Agreement or the termination of this Agreement.

15. COMPLETE AGREEMENT. This Agreement sets forth all of the terms and conditions of the agreement between the Parties concerning the subject matter hereof and any prior oral communications are superseded by this Agreement.

16. BINDING EFFECT/APPLICABLE LAW. This Agreement and all of Employee's obligations arising under it shall be governed by, and construed under the law of the State of Illinois; shall survive the termination of Employee's employment regardless of the manner of such termination; and shall be binding upon Employee's heirs, executors and administrators. The parties agree that any suit, action or proceeding with respect to this Agreement shall be brought in the courts of Cook County of the State of Illinois or in the U.S. District Court located in the Cook County of the State of Illinois. The parties hereto hereby accept the exclusive jurisdiction of those courts for the purpose of any such suit, action or proceeding. The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any objection that any of them may now or hereafter have to delaying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in the State of Illinois and hereby further irrevocably waive any claim that any such suit, action or proceeding brought in the State of Illinois has been brought in an inconvenient forum.

17. AMENDMENT. This Agreement may not be altered, amended or modified except in writing signed by the parties.

18. BENEFIT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, personal representatives, successors and assigns.

19. NOTICE. Any notice or other communication required or permitted to be given to a party pursuant to this Agreement shall be in writing and shall be determined to have been duly given when delivered personally or sent by Unites States certified or registered mail, return receipt requested, postage prepaid, as follows:

                  As to Company:   Metal Management, Inc.
                                   500 North Dearborn Street
                                   Suite 405
                                   Chicago, Illinois 60610
                                   Attention: Chief Executive Officer

                  With a copy to:  King & Spalding LLP
                                   1185 Avenue of the Americas
                                   New York, New York 10036
                                   Attention: E. William Bates, II

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                  As to Employee:  Joseph P. Reinmann
                                   680 Springhill Lane
                                   Cincinnati, Ohio 45226

                  With a copy to:  Christopher M. George
                                   Goldberg & Simspon, P.S.C.
                                   3000 National City Tower
                                   101 S. Fifth Street
                                   Louisville, Kentucky 40202

         Either party may change such party's address for the purpose of this
         Section 19 by written notice given in the manner herein provided. In the event of notice by certified or registered mail, such notice shall be effective upon receipt or refusal to receive.

20. OPPORTUNITY TO REVIEW. Employee was given this Agreement on April 20, 2004 and had the opportunity to consult with an attorney regarding the restrictions in this Agreement and Company and Employee have engaged in negotiations over the terms of this Agreement prior to Employee's execution of this Agreement. Employee shall not be hired unless Employee executes and returns this Agreement to Company on or before April 27, 2004 (or such later date as may be requested by Employee and agreed to by Company in its sole discretion).

         IN WITNESS WHEREOF, the parties have hereunto set their hands as of the date first above written.

                                            METAL MANAGEMENT, INC.


                                            By
                                               ---------------------------------
                                               Michael W. Tryon
                                               President


                                            EMPLOYEE



                                            ------------------------------------
                                                    Joseph P. Reinmann